Exhibit 1.02

Conflict Minerals Report

For the Year Ended December 31, 2013

This Conflict Minerals Report (this “Report”) for Intevac, Inc. (the “Company”) covers the reporting period from January 1, 2013 to December 31, 2013, and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act or 1934, as amended (“Rule 13p-1”).

This Report is filed as Exhibit 1.01 to the Company’s Specialized Disclosure Report on Form SD (the “Form”), and a copy of this Report and the Form are publicly available at www.intevac.com.

Introduction

In 2010, the United Stated enacted the Dodd-Frank “Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act specifically related to conflict minerals and required the United States Securities and Exchange Commission (“SEC”) to promulgate regulations requiring companies covered under the Act to annually file a Specialized Disclosure Report on Form SD with the SEC to disclose whether certain specified conflict minerals (as discussed below) used in their products directly or indirectly benefitted armed groups in the Democratic Republic of the Congo and adjoining counties (collectively, the “Covered Countries”). This Report, which is an exhibit to the Form, describes the design of Intevac’s conflict minerals due diligence measures and provides an account of how these measures were implemented in 2013 to determine, to our knowledge, the source mines, the county of origin and the facilities used to process the conflict minerals used in our products. Our products covered by this Report are described below. For purposes of this Report, the term “conflict minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten.

Product	Description
Hard disk drive equipment: 200Lean®, AccuLuber™, technology upgrades and spare parts.	Hard disk drive manufacturing equipment
ENERGi™	Solar manufacturing equipment
LIVAR® cameras, EBAPS® sensors, MicroVista® cameras	Photonics military products – night vision cameras and rifle sights
IPort™ and NightPort™	Photonics military products – head mounted displays

Reasonable Country of Origin Inquiry Process

In accordance with Rule 13p-1 and Form SD, Intevac determined that conflict minerals are necessary to the functionality or production of our products, and are incorporated into our products during the manufacturing process. Accordingly, Intevac was required to undertake a reasonable country of origin inquiry (“RCOI”) with respect to conflict minerals that is reasonably designed to determine whether any of the conflict minerals originated in the Covered Countries. In designing our RCOI, Intevac employed a combination of measures to determine whether the conflict minerals in Intevac’s products originated from the Covered Countries, and would survey direct suppliers of raw materials and components that contain columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten. Our RCOI primarily consisted of submitting letters of inquiry to our suppliers of raw materials, components and subassemblies. Responses were reviewed for completeness and consistency and we routinely followed up with our suppliers for corrections and clarifications as needed.

Due Diligence Process

Design of Due Diligence

In accordance with the rules, Intevac undertook due diligence on the source and chain of custody of the necessary conflict minerals used by its Equipment and Photonics business units in their products. In conducting its due diligence, Intevac implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) (“OECD Framework”), an internationally recognized due diligence framework.

Management Systems

Internal Team

We assembled a conflict minerals project team with representatives from Engineering, Procurement and Finance at both of our business units, Equipment and Photonics, to develop and execute our conflict minerals program.

Control Systems

As a company in both the hard disk drive and solar manufacturing equipment business and the photonics military product business, Intevac is several levels removed from the actual mining of conflict minerals. Intevac’s Equipment and Photonics business units do not make purchases of raw ore or unrefined conflict minerals and make no purchases in the Covered Countries. We utilized resources available from industry-wide initiatives to obtain sourcing information related to upstream actors in the supply chain, including the Electronics Industry Citizenship Coalition (“EICC”)—Global eSustainability Initiative (“GeSI”) and the Conflict-Free Smelter Program (“CFSP”).

Controls include, but are not limited to, our Code of Business Conduct and Ethics which outlines expected behaviors for all Intevac employees and our Conflict Minerals Policy which outlines our commitment to minimize the use of conflict minerals that finance or benefit armed groups.

Supplier Engagement

We have started the process of including provisions related to gathering conflict minerals information in our supply contracts to encourage greater cooperation by the companies in our supply chain. We strongly encourage our suppliers to participate in the EICC/GeSI and to complete the EICC/GeSI conflict minerals reporting template but do not require them to do so.

Grievance Mechanism

Intevac has multiple grievance mechanisms whereby employees and suppliers can report violations of Intevac’s policies including contacting the Company’s Compliance Hotline at 1-800-826-6762.

Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence.

Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We identified 23 direct suppliers in our Equipment business and 12 direct suppliers in our Photonics business who supply components to us containing conflict minerals. We rely on these suppliers to provide us with information about the source of conflict minerals in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. Several of our suppliers are SEC registrants and subject to the conflict minerals reporting requirement.

Design and Implement a Strategy and Respond to Risks

Our engineers identified 43 unique part numbers in the Equipment business unit which are used in our hard disk drive and solar manufacturing products that contain gold, tantalum, tin and/or tungsten. Our procurement group determined that the 43 unique Equipment part numbers were sourced from 23 suppliers. Of the 23 suppliers surveyed, 5 participated in the EICC/GeSI and remitted completed EICC/GeSI conflict minerals reporting templates of which 1 was conflict free. Of the remaining 18 suppliers surveyed, 5 responded that they were conflict free, 6 responded that they were in process of performing their assessment and 7 did not respond. We reviewed the supplier responses for completeness, reasonableness and acceptability and followed up with our suppliers for corrections and clarifications as needed.

Our engineers identified 138 unique part numbers in the Photonics business unit which are used in our night vision camera, rifle sight and head mounted display products that contain gold, tantalum, tin and/or tungsten. Our procurement group determined that the 138 unique Photonics part numbers were sourced from 12 suppliers. Of the 12 suppliers surveyed, 3 participated in the EICC/GeSI and remitted completed EICC/GeSI conflict minerals reporting templates. Of the remaining 9 suppliers surveyed, 1 responded that they were conflict free, 4 responded that they were in process of performing their assessment and 4 did not respond. We reviewed the supplier responses for completeness, reasonableness and acceptability and followed up with our suppliers for corrections and clarifications as needed.

Determination	Equipment Business Unit		Photonics Business Unit
	(# of suppliers)	Percent	(# of suppliers)	Percent
Conflict Free	5	22%	1	8%
EICC/GeSI – Conflict Free	1	4%	0	0%
EICC/GeSI	4	17%	3	25%
Assessment in Process	6	27%	4	33%
No Response	7	30%	4	34%
	23	100%	12	100%

None of the responses we received indicated that the suppliers sourced conflict minerals from the Covered Countries. For those suppliers that included smelter information in their survey responses we compared the smelter ID, if provided, to the list of smelters that were validated as conflict-free in the CFSP. None of our suppliers were able to represent to us that the conflict minerals from the smelters they listed had actually been included in components they supplied to Intevac.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

As noted above, Intevac is several levels removed from the actual mining of conflict minerals and we do not have a direct relationship with smelters and refiners and do not perform direct audits of these entities within our supply chain.

Reporting on Supply Chain Due Diligence

As noted above, in 2014, we filed this Form and this Report with the SEC and a copy of this Report and the Form are publicly available at http://investor.intevac.com/sec.cfm.

Findings and Conclusion

Primarily due to incomplete responses and non-responses provided by the surveyed suppliers, we have concluded that our products are DRC Conflict Undeterminable for calendar year 2013. We are not aware of any product that contains conflict minerals from the DRC that benefited armed groups. The table below lists the smelter information provided by our suppliers:

Smelter Counts	Count	Percent
Total Smelters Reported	215
Total Smelters IDs Reported	206	96%
CFSP Conflict Free Smelters	72	33%
CFSP Active Smelters	10	5%

See Appendix A for the list of names of the smelters and the country where the facilities are located.

Efforts to Determine Mine Location

As previously noted, Intevac is several levels removed from the actual mining of conflict minerals and we do not have a direct relationship with smelters and refiners and do not perform direct audits of these entities within our supply chain. Consequently identifying with certainty, the smelters, refiners and recyclers and the source of the conflict minerals they process is an extraordinary challenge. In 2013, the primary focus of our due diligence on the source and chain of custody of the necessary conflict minerals in our supply chain was on the collection and assessment of data gathered, consolidated and provided by our direct suppliers. As a downstream supplier, we base our due diligence program on current industry guidance and practices for implementing the OECD Framework, which leads us to investigate the smelters and refiners in our supply chain, and to compare these to independently verified lists (such as the CFSP list.) Intevac’s primary means of determining country of origin of conflict minerals necessary to the functionality and production of our products was by conducting a supply-chain survey with our direct suppliers. We expect to gather the necessary information to determine mine location through CFSP audits.

Conflict Minerals Policy

Our Conflict Minerals Policy is available at: www.intevac.com. We are committed to minimizing the use of conflict minerals that finance or benefit armed groups. We actively engage with our suppliers to promote responsible sourcing practices and encourage our suppliers to seek conflict-free sources for conflict minerals used in our products.

Steps to Improve Due Diligence and Mitigate Risk

We will continue to work to increase the response rate of our suppliers and encourage them to complete the EICC/GeSI conflict minerals reporting template. Since the end of 2013, we have asked each non-responsive supplier to explain why they did not respond to our request for information. We believe that the quantity and quality of information related to sourcing and traceability of materials in the supply chain will continue to improve in the years to come. We have started the process of including provisions related to gathering conflict minerals information in our supply contracts to encourage greater cooperation by the companies in our supply chain.

Independent Private Sector Audit

An audit was not required for calendar year 2013.

Appendix A

Mineral	Smelter Name	Refiner Country	ID #	CFSI (*)
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072
Gold	AGR Matthey	AUSTRALIA	1AUS046
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001	C
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003	C
Gold	Argor-Heraeus SA	SWITZERLAND	1CHE004	C
Gold	Asahi Pretec Corporation	JAPAN	1JPN005
Gold	Asaka Riken Co. Ltd.	JAPAN	1JPN073
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006
Gold	Aurubis AG	GERMANY	1DEU007
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	Boliden AB	SWEDEN	1SWE009	A
Gold	Caridad	MEXICO	1MEX010
Gold	Cendres & Métaux SA	SWITZERLAND	1CHE011	A
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	1KOR012
Gold	Chimet SpA	ITALY	1ITA013	C
Gold	Chugai Mining	JAPAN	1JPN078
Gold	Codelco	CHILE	1CHL014
Gold	Daejin Indus Co. Ltd.	KOREA, REPUBLIC OF	1KOR082
Gold	DaeryongENC	KOREA, REPUBLIC OF	1KOR083
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084
Gold	Dowa	JAPAN	1JPN015	C
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Gold	Heimerle + Meule GmbH	GERMANY	1DEU017	C
Gold	Heraeus Ltd Hong Kong	HONG KONG	1HKG019	C
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018	C
Gold	Hwasung CJ Co. Ltd.	KOREA, REPUBLIC OF	1KOR085
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	1CHN020
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021	C
Gold	Istanbul Gold Refinery	TURKEY	1TUR069	C
Gold	Japan Mint	JAPAN	1JPN022
Gold	Jiangxi Copper Company Limited	CHINA	1CHN023
Gold	Johnson Matthey Inc.	UNITED STATES	1USA025	C
Gold	Johnson Matthey Limited	CANADA	1CAN024	C
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026
Gold	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	1JPN028	C
Gold	Kazzinc Ltd.	KAZAKHSTAN	1KAZ029
Gold	Kojima Chemicals Co. Ltd.	JAPAN	1JPN074	C
Gold	Korea Metal Co. Ltd.	KOREA, REPUBLIC OF	1KOR086
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	1SAU031
Gold	La Caridad	MEXICO	1MEX010
Gold	LS-Nikko Copper Inc.	KOREA, REPUBLIC OF	1KOR032	C
Gold	Materion	UNITED STATES	1USA033	C
Gold	Matsuda Sangyo Co. Ltd.	JAPAN	1JPN034	C
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG	1HKG036	C
Gold	Metalor Technologies SA	SWITZERLAND	1CHE035	C

Mineral	Smelter Name	Refiner Country	ID #	CFSI
Gold	Metalor USA Refining Corporation	UNITED STATES	1USA037	C
Gold	Met-Mex Peñoles, S.A.	MEXICO	1MEX038
Gold	Mitsubishi Materials Corporation	JAPAN	1JPN039	C
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040	C
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	1TUR070
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042
Gold	Nihon Material Co. LTD.	JAPAN	1JPN071	C
Gold	Ohio Precious Metals LLC.	UNITED STATES	1USA043	C
Gold	OJSC Gulidov Krasnoyarsk Non-Ferrous Metals Plant	RUSSIAN FEDERATION	1RUS044
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067
Gold	PAMP SA	SWITZERLAND	1CHE045	C
Gold	Pan Pacific Copper Co. LTD.	JAPAN	1JPN080
Gold	Perth Mint (Western Australia Mint)	AUSTRALIA	1AUS046	C
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Gold	PX Précinox SA	SWITZERLAND	1CHE068
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	1ZAF049	C
Gold	Royal Canadian Mint	CANADA	1CAN050	C
Gold	Sabin Metal Corp.	UNITED STATES	1USA075
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	1KOR087
Gold	Schone Edelmetaal	NETHERLANDS	1NLD051
Gold	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052	C
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055
Gold	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056	C
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057	C
Gold	Suzhou Xingrui Noble	CHINA	1CHN079
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058	C
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	CHINA	1CHN053
Gold	Tokuriki Honten Co. Ltd.	JAPAN	1JPN060	C
Gold	Tokuriki Tokyo Melters Assayers	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF	1KOR081
Gold	Toyo Smelter & Refinery	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL	1BRA061
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062	C
Gold	United Precious Metal Refining, Inc.	UNITED STATES	1USA076	C
Gold	Valcambi SA	SWITZERLAND	1CHE063	C
Gold	W.C. Heraeus GmbH	GERMANY
Gold	Xstrata Canada Corporation	CANADA	1CAN064
Gold	Yokohama Metal Co Ltd.	JAPAN	1JPN077
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065
Gold	Zijin Mining Group Co. Ltd.	CHINA	1CHN066
Tantalum	Cabot Supermetals	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019	C
Tantalum	Duoluoshan	CHINA	3CHN001	C
Tantalum	Exotech Inc.	UNITED STATES	3USA002	C
Tantalum	F&X	CHINA	3CHN003	C

Mineral	Smelter Name	Refiner Country	ID #	CFSI
Tantalum	Gannon & Scott	UNITED STATES	3USA004
Tantalum	Global Advanced Metals	UNITED STATES	3USA005	C
Tantalum	H.C. Starck GmbH	GERMANY	3DEU006	C
Tantalum	Hi-Temp	UNITED STATES	3USA016	C
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020	C
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007	C
Tantalum	Kemet Blue Powder	UNITED STATES	3USA010	C
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	3CHN026
Tantalum	LMS Brasil S.A.	BRAZIL	3BRA021	C
Tantalum	Mitsui Mining & Smelting	JAPAN	3JPN008	C
Tantalum	Molycorp Silmet	ESTONIA	3EST025	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009	C
Tantalum	Plansee	AUSTRIA	3AUT011	C
Tantalum	QuantumClean	UNITED STATES	3USA022	C
Tantalum	RFH	CHINA	3CHN017	C
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012	C
Tantalum	Taki Chemicals	JAPAN	3JPN023	C
Tantalum	Tantalite Resources	SOUTH AFRICA	3ZAF024	C
Tantalum	Telex	UNITED STATES	3USA018	C
Tantalum	Ulba	KAZAKHSTAN	3KAZ014	C
Tantalum	Zhuzhou Cement Carbide	CHINA	3CHN015	C
Tin	Alpha Metals	UNITED STATES	2USA001	C
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050
Tin	Chengfeng Metals Co Pte Ltd.	CHINA
Tin	China Minmetals	CHINA	2CHN051
Tin	Cookson	UNITED STATES	2USA001
Tin	Cooper Santa	BRAZIL	2BRA063	A
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA	2IDN003
Tin	CV Gita Pesona	INDONESIA	2IDN056
Tin	CV JusTindo	INDONESIA	2IDN004
Tin	CV Makmur Jaya	INDONESIA	2IDN005
Tin	CV Nurjanah	INDONESIA	2IDN006
Tin	CV Prima Timah Utama	INDONESIA	2IDN007
Tin	CV Serumpun Sebalai	INDONESIA	2IDN008
Tin	CV United Smelting	INDONESIA	2IDN009	A
Tin	EM Vinto	BOLIVIA	2BOL010
Tin	Fenix Metals	POLAND	2POL064
Tin	Funsur Smelter	PERU	2PER019
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012	C
Tin	Gejiu Zi-Li	CHINA	2CHN011
Tin	Gold Bell Group	CHINA	2CHN013
Tin	Huichang Jinshunda Tin Co. Ltd.	CHINA	2CHN052
Tin	Jiangxi Nanshan	CHINA	2CHN014
Tin	Kai Unita Trade Limited Liability Company	CHINA	2CHN053
Tin	Linwu Xianggui Smelter Co.	CHINA	2CHN055
Tin	Liuzhou China Tin	CHINA	2CHN015
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016	C
Tin	Metallo Chimique	BELGIUM	2BEL017
Tin	Mineração Taboca S.A.	BRAZIL	2BRA018	C

Mineral	Smelter Name	Refiner Country	ID #	CFSI
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tin	Minsur	PERU	2PER019	C
Tin	Mitsubishi Materials Corporation	JAPAN	2JPN020	C
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021
Tin	OMSA	BOLIVIA	2BOL022	C
Tin	PT Alam Lestari Kencana	INDONESIA	2IDN023
Tin	PT Artha Cipta Langgeng	INDONESIA	2IDN024
Tin	PT Babel Inti Perkasa	INDONESIA	2IDN025
Tin	PT Babel Surya Alam Lestari	INDONESIA	2IDN026
Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027
Tin	PT Bangka Putra Karya	INDONESIA	2IDN028	A
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029
Tin	PT Bangka Tin Industry	INDONESIA	2IDN058	A
Tin	PT Belitung Industri Sejahtera	INDONESIA	2IDN030
Tin	PT BilliTin Makmur Lestari	INDONESIA	2IDN031
Tin	PT Bukit Timah	INDONESIA	2IDN032	C
Tin	PT DS Jaya Abadi	INDONESIA	2IDN059
Tin	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033	A
Tin	PT Fang Di MulTindo	INDONESIA	2IDN034
Tin	PT HP Metals Indonesia	INDONESIA	2IDN035
Tin	PT Karimun Mining	INDONESIA	2IDN062
Tin	PT Koba Tin	INDONESIA	2IDN036
Tin	PT Mitra Stania Prima	INDONESIA	2IDN037
Tin	PT Panca Mega	INDONESIA	2IDN060
Tin	PT Refined Banka Tin	INDONESIA	2IDN038	A
Tin	PT Sariwiguna Binasentosa	INDONESIA	2IDN039
Tin	PT Seirama Tin investment	INDONESIA	2IDN061
Tin	PT Stanindo Inti Perkasa	INDONESIA	2IDN040	A
Tin	PT Sumber Jaya Indah	INDONESIA	2IDN041
Tin	PT Tambang Timah	INDONESIA	2IDN049	C
Tin	PT Timah	INDONESIA	2IDN042	C
Tin	PT Timah Nusantara	INDONESIA	2IDN043
Tin	PT Tinindo Inter Nusa	INDONESIA	2IDN044
Tin	PT Tommy Utama	INDONESIA	2IDN057
Tin	PT Yinchendo Mining Industry	INDONESIA	2IDN045
Tin	Taboca	BRAZIL	2BRA018
Tin	Thailand Smelting and Refining Co. LTD.	THAILAND	2THA046
Tin	Thaisarco	THAILAND	2THA046	C
Tin	White Solder Metalurgia	BRAZIL	2BRA054	C
Tin	Yunnan Chengfeng	CHINA	2CHN047	A
Tin	Yunnan Tin Company Limited	CHINA	2CHN048	C
Tin	Yuntinic Resources Inc.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN	4JPN020
Tungsten	ATI Tungsten Materials	UNITED STATES	4USA001
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd.	CHINA	4CHN002
Tungsten	China Minmetals Nonferrous Metals Co Ltd.	CHINA	4CHN003
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd.	CHINA	4CHN004
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	4CHN021
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd.	CHINA	4CHN016

Mineral	Smelter Name	Refiner Country	ID #	CFSI
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	CHINA	4CHN016
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	4USA007
Tungsten	HC Starck GmbH	GERMANY	4DEU008
Tungsten	Hunan Chenzhou Mining Group Co.	CHINA	4CHN018
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023
Tungsten	Japan New Metals Co. Ltd.	JAPAN	4JPN017
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	4CHN024
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA	4CHN010
Tungsten	Kennametal Inc.	UNITED STATES	4USA026
Tungsten	Sichuan Metals & Materials Imp & Exp Co.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co. Ltd.	VIETNAM	4VNM019
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013
Tungsten	Xiamen Tungsten Co. Ltd.	CHINA	4CHN014
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	4CHN025
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd.	CHINA	4CHN015

Notes:

*	As of April 30, 2014, this column indicates whether the known smelter or refiner participates in the CFSP as a smelter that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter participates in the CFSP and has been certified and audited by the CFSI and “A” denotes that the smelter has agreed to participate in the CFSP, but that the audit process has not yet been completed.